Exhibit 23.2


                      INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Shareholders
Andrea Electronics Corporation
11-40 45th Road
Long Island City, New York


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement Files No. 33-84092 and No. 333-14385.



RAICH ENDE MALTER LERNER & CO.
Certified Public Accountants

East Meadow, New York
March 14, 1997